UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2007
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Awards under Incentive Compensation Plan and 2005 Stock Incentive and Performance Plan for
 the Fall Season 2007
     The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) established the range of awards under the Incentive Compensation Plan (the “IC Plan”) for the Fall Season 2007 (Q3 and Q4 of fiscal 2007) for those officers deemed to be “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (and, additionally, Mr. Stevens) who are eligible to receive cash incentives under the IC Plan for the Fall Season 2007 based upon objective financial performance criteria selected by the Compensation Committee. The cash incentive is based on a percentage of base salary if performance goals are met for the Fall Season 2007. The awards for the Fall Season 2007 are weighted at 60%, while awards for the Spring Season 2007 are weighted at 40%, respectively, of the total amount of any cash awards made under the IC Plan for fiscal 2007. The Compensation Committee determined that the performance criterion for the Fall Season 2007 will be the Company’s operating income, and approved the following threshold, target, and maximum payouts based on specified levels of operating income:

	Payout as a Percentage of Base Salary (x 60%)
	Threshold	Target	Maximum
Michael W. Rayden	24%	120%	240%
Kenneth T. Stevens[1]	20%	100%	200%
Scott M. Bracale[2]	14%	70%	140%
Paul C. Carbone	8%	40%	80%
Gregory J. Henchel	8%	40%	80%
Sally A. Boyer[3]	15%	75%	150%
No payment will be made for performance below the threshold level of operating income.
     In addition, if the Company’s actual operating income is greater than the maximum payout level provided under the IC Plan, as described above, then participants will have an opportunity to receive a bonus payable in restricted shares of the Company’s common stock under the Company’s 2005 Stock Incentive and Performance Plan (the “2005 Stock Plan”). A participant could earn from between zero and 100% of his or her target level payout (as a percentage of base salary) described above, multiplied by 60%, payable in restricted shares under the 2005 Plan. The restricted shares are expected to be granted on the second full day of trading of the Company’s common stock following the Company’s public release of its financial results for the prior fiscal year and fourth quarter thereof.

[1]	Mr. Stevens joined the Company effective as of January 29, 2007. He is not currently a “named executive officer” (as defined by Item 402(a)(3) of Regulation S-K), but is included for informational purposes.
[2]	Mr. Bracale’s position was determined to be no longer an executive officer of the Company on August 21, 2007; however, he is deemed to be a “named executive officer” because of the level of his total compensation and because he was an executive officer of the Company during the entirety of fiscal 2006.
[3]	Ms. Boyer’s position was determined to be no longer an executive officer of the Company on November 16, 2006; however, she is deemed to be a “named executive officer” because of the level of her total compensation and because she was deemed to be an executive officer of the Company for a portion of fiscal 2006.

     The information contained in this Form 8-K includes various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “expect,” “plan,” “hope,” “risk,” “could,” “pro forma,” “potential” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements include statements herein regarding the timing of the valuation of any restricted share awards. There can be no assurance that the forward-looking statements included herein will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our expected outcomes will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the Company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.
Date: September 18, 2007	By:	/s/ Paul C. Carbone
Paul C. Carbone
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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